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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549
                            ________________________

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 JULY 30, 1997
                Date of Report (Date of earliest event reported)


                             ROUGE INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



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        DELAWARE                        1-12852                            38-3340770
(State of Incorporation)        (Commission File Number)        (I.R.S. Employer Identification No.)

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                  3001 MILLER ROAD,  DEARBORN, MI  48121-1699
        (Address of Registrant's Principal Executive Offices) (Zip Code)



                                 (313) 317-8900
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

         Effective as of July 30, 1997, Rouge Steel Company ("Rouge Steel") adopted a holding company form of organizational structure. The holding company structure is intended to provide greater flexibility in the management and financing of existing and future business operations and to facilitate entry into new businesses and the formation of joint ventures and other strategic alliances. Additionally, the reorganization is expected to permit (i) the integrated steel-producing business to be maintained separately from businesses that the holding company may acquire or initiate and (ii) business units with distinct and valuable corporate cultures to be managed without dilution of their unique characteristics.

         The holding company reorganization was effected pursuant to an Agreement and Plan of Merger among Rouge Steel, Rouge Industries, Inc., a Delaware corporation ("Holdings") and Rouge Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings ("Merger Sub"), which provides for, among other things, the merger of Rouge Steel with and into Merger Sub, with Rouge Steel as the surviving corporation. Pursuant to Section 251(g) of the Delaware General Corporation Law, stockholder approval was not required for the merger.

         By virtue of the merger, Rouge Steel became a wholly-owned subsidiary of Holdings. Each holder of Class A Common Stock of Rouge Steel ("Rouge Steel Class A Common Stock") is entitled to receive the same number of shares of Class A Common Stock of Holdings ("Rouge Industries Class A Common Stock") as the number of shares of Rouge Steel Class A Common Stock owned by such stockholder prior to the merger. The conversion of shares of Rouge Steel Class A Common Stock into shares of Holdings Class A Common Stock will be effected through an exchange of certificates. Until such time that the certificates are exchanged, holders of Rouge Steel Class A Common Stock certificates will be deemed to own shares of Holdings Class A Common Stock.

         Along with Rouge Steel Company, Holdings will hold all the outstanding stock of QS Steel Inc., and Eveleth Taconite Company. QS Steel Inc., a Michigan corporation, holds minority equity positions in three Michigan-based joint venture companies: Shiloh of Michigan, L.L.C., Spartan Steel Coating, L.L.C. and TWB Company, L.L.C. Eveleth Taconite Company holds a 45% interest in Eveleth Mines LLC, a Minnesota-based iron ore mining and pellet producing operation.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ROUGE INDUSTRIES, INC.
                                        (Registrant)

Date: July 30, 1997                     By:       /s/ Gary P. Latendresse
                                                  -------------------------
                                        Name:     Gary P. Latendresse
                                        Title:    Vice President and
                                                  Chief Financial Officer






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